UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2015

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 8 - Other Events
Item 8.01 Other Events.
On July 2, 2015, Isabella Bank (the "Bank"), a wholly-owned subsidiary of Isabella Bank Corporation (the "Corporation") announced that on June 25, 2015, the Federal Reserve Bank of Chicago, acting under authority delegated by the Board of Governors of the Federal Reserve System, approved the application filed by the Bank to purchase certain assets and assume certain liabilities of a branch of Flagstar Bank, FSB ("Flagstar") located at 4975 Bay Road, Saginaw, Michigan. The purchase includes a total of approximately $43 million in deposits. The transaction remains subject to Flagstar's receipt of regulatory approvals and the satisfaction of customary closing conditions. The branch purchase is expected to close on or about July 31, 2015.
A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit:

Exhibit No.	Description

99.1	Press release issued July 2, 2015
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	July 2, 2015	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO